As filed with the Securities and Exchange Commission on July 7, 2010

Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

WESTERN REFINING, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware		20-3472415

(State or other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)

123 W. Mills Ave., Suite 200 El Paso, TX 79901 (915) 534-1000

(Address including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

2010 INCENTIVE PLAN OF WESTERN REFINING, INC. (Full Title of the Plan)

Lowry Barfield Senior Vice President – Legal, General Counsel and Secretary Western Refining, Inc. 123 W. Mills Ave., Suite 200 El Paso, TX 79901 (915) 534-1000

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

George R. Ince, Jr., Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Large accelerated filer _____	Accelerated filer ✓

Non-accelerated filer _____ (Do not check if a smaller reporting company)	Smaller reporting company _____

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (3)
Common Stock, par value $0.01 each to be issued under the 2010 Incentive Plan of Western Refining, Inc.	3,850,000	$4.72	$18,172,000	$1295.67
Total Shares	3,850,000	$4.72	$18,172,000	$1295.67

(1)
This Registration Statement on Form S-8 (the “Registration Statement”) covers shares of Stock (“Common Stock”) of Western Refining, Inc. (the “Company” or the “Registrant”) (i) issuable pursuant to the 2010 Incentive Plan of Western Refining, Inc. (the “Plan”) and (ii) to be issued in the future under the Plan, and also covers, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction.

(2)
Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for a share of Common Stock on the New York Stock Exchange on July 2, 2010.  This includes shares of Common Stock to be issued upon settlement of restricted stock units granted and outstanding under the Plan.

(3)	Rounded up to the nearest penny.

PART I

The information specified in Item 1 and Item 2 of Part I of the Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8.  The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by Western Refining, Inc. (the “Company” or the “Registrant”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)  The Company’s Annual Report on Form 10-K (Registration No. 001-32721) for the fiscal year ended on December 31, 2009, filed with the Commission on March 12, 2010.

(b)  The Company’s Current Report on Form 8-K (Registration No. 001-32721) filed with the Commission on May 27, 2010, as amended by the Company's Current Report on Form 8-K/A (Registration No. 001-32721) filed with the Commission on May 28, 2010.

(c)  The Company’s Quarterly Report on Form 10-Q (Registration No. 001-32721) for the quarterly period ended March 31, 2010, filed with the Commission on May 10, 2010.

(d)  The description of the Company’s capital stock, which is contained in the Company’s Registration Statement on Form 8-A, set forth under the caption “Description of Registrant’s Securities to be Registered”, filed with the Commission on January 11, 2006, including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s certificate of incorporation provides for indemnification by the Company of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. The Company’s certificate of incorporation provides for such limitation of liability.

The Company maintains standard policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty, misstatement, error or omission committed in their capacity as directors or officers of the Company. Such policies of insurance also provide coverage to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law. In addition, the Company has entered into indemnification agreements with its officers and directors. Pursuant to such agreements, the Company has agreed to indemnify such persons against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his or her capacity as a director or officer of the Company, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements also provide for the advancement of expenses to these directors and officers in connection with any suit or proceeding.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number

4.1
Certificate of Incorporation of Western Refining, Inc. (incorporated by reference to Exhibit 3.1 of Western Refining, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed on March 24, 2006).

4.2	Bylaws of Western Refining, Inc. (incorporated by reference to Exhibit 3.2 to Western Refining, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed on March 24, 2006).

4.3	Specimen Common Stock Certificate of Western Refining, Inc. (incorporated by reference to Exhibit 4.1 to Western Refining, Inc.’s Registration Statement on Form S-1/A filed on December 5, 2005).

5	Opinion of Davis Polk & Wardwell LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5).

24	Power of Attorney (included in the signature pages hereof).

99.1	2010 Incentive Plan of Western Refining, Inc. (incorporated by reference to Exhibit A of Western Refining, Inc.’s Proxy Statement on Schedule 14A filed on April 12, 2010).

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)  To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Western Refining, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, Texas, on the 7th day of July, 2010.

Western Refining, Inc.

By:	/s/ Jeff A. Stevens
Name: Jeff A. Stevens Title: President and Chief Executive Officer

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints Jeff A. Stevens, Paul L. Foster, Scott D. Weaver, Gary R. Dalke and Lowry Barfield as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Western Refining, Inc. to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed this 7th day of July, 2010 by the following persons in the following capacities.

Signature	Title	Date

/s/ Jeff A. Stevens	President, Chief Executive Officer, and	July 7, 2010
Jeff A. Stevens	Director (Principal Executive Officer)

/s/ Gary R. Dalke	Chief Financial Officer	July 7, 2010
Gary R. Dalke	(Principal Financial Officer)

/s/ Paul L. Foster	Executive Chairman and Director	July 7, 2010
Paul L. Foster

/s/ Scott D. Weaver	Vice President and Director	July 7, 2010
Scott D. Weaver

/s/ William R. Jewell	Chief Accounting Officer	July 7, 2010
William R. Jewell	(Principal Accounting Officer)

/s/ Carin M. Barth	Director	July 7, 2010
Carin M. Barth

/s/ L. Frederick Francis	Director	July 7, 2010
L. Frederick Francis

/s/ Brian J. Hogan	Director	July 7, 2010
Brian J. Hogan

/s/ William D. Sanders	Director	July 7, 2010
William D. Sanders

/s/ Ralph A. Schmidt	Director	July 7, 2010
Ralph A. Schmidt

EXHIBIT INDEX

Exhibit Number

4.1
Certificate of Incorporation of Western Refining, Inc. (incorporated by reference to Exhibit 3.1 of Western Refining, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed on March 24, 2006).

4.2	Bylaws of Western Refining, Inc. (incorporated by reference to Exhibit 3.2 to Western Refining, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed on March 24, 2006).

4.3	Specimen Common Stock Certificate of Western Refining, Inc. (incorporated by reference to Exhibit 4.1 to Western Refining, Inc.’s Registration Statement on Form S-1/A filed on December 5, 2005).

5	Opinion of Davis Polk & Wardwell LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5).

24	Power of Attorney (included in the signature pages hereof).

99.1	2010 Incentive Plan of Western Refining, Inc. (incorporated by reference to Exhibit A of Western Refining, Inc.’s Proxy Statement on Schedule 14A filed on April 12, 2010).